                                  SCHEDULE 14C
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

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                         OAK TREE MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

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                         OAK TREE MEDICAL SYSTEMS, INC.
                         901 NE 125th Street, Suite 120
                           North Miami, Florida 33161

                                November 30, 2001

Dear Stockholder:

     We have obtained the written consent of certain of our stockholders of record as of November 14, 2001 to approve the election of new directors, a change in the primary business plan, and to amend the articles of incorporation to better reflect its new business which will be in the wine and spirits industry. The new directors are: Marvin Ribotsky, Allen Salzman, Harvey
Bronstein, Scott Rosenblum, and Maxwell Rabb. Based upon the due diligence of management and the potential business opportunity for our shareholders, on
October 16, 2001, we acquired International Importers, Inc. by entering into a
Merger Agreement. We will amend our name to New World Brands, Inc. The amendment has been approved by our Board of Directors and stockholders representing a majority of the voting power of the outstanding shares of capital stock of the company. Your consent is not required and is not being solicited in connection with these actions.

     Pursuant to Section 228 of the Delaware General Corporation Law, you are
hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. Pursuant to the Securities
Exchange Act of 1934, as amended, with this letter you are being furnished an information statement relating to these actions.

                                       By Order of the Board of Directors

                                       /s/ Marvin Ribotsky
                                       ----------------------------------
                                       Marvin Ribotsky
                                       Chairman of the Board and Vice President

                         OAK TREE MEDICAL SYSTEMS, INC.
                         901 NE 125th Street, Suite 120
                           North Miami, Florida 33161

                              INFORMATION STATEMENT

GENERAL

     This information statement (the "Statement") is being mailed on or about
November 30, 2001 to holders of record as of November 14, 2001 of Common Stock, par value $.01 per share (the "Common Stock"), and Preferred Stock, par value
$.01 per share (the "Preferred Stock" together with the Common Stock, the
"Capital Stock") of Oak Tree Medical Systems, Inc. (the "Company"). This
statement is furnished in connection with the taking of action by written consent of the holders of a majority of the voting power of the outstanding shares of Capital Stock approving an amendment to our Articles of Incorporation
(the "Amendment") pursuant to which the name of the Company will be amended to
New World Brands, Inc. In addition, the action by consent authorizes the Company to change its primary business plan which is to become involved in the wine and spirits industry based upon the due diligence of management and the potential business opportunity for the Company and its shareholders. The Amendment has been approved by the Board of Directors (the "Board") and stockholders representing a majority of the voting power of the outstanding shares of Capital
Stock. A copy of the Amendment substantially in the form that it will be filed with the Secretary of State of the State of Delaware is attached to this
Statement as Exhibit 1. The Amendment will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date hereof.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     As of November 29, 2001, there were issued and outstanding 14,563,939 shares of Common Stock, and 0 shares of Preferred Stock. Each stockholder of record on November 14, 2001 is entitled to one vote for each share of Common
Stock, and (ii) such number of votes for each share of Preferred Stock as may be determined by the Board of Directors. The record date for purposes of the written consent to this action was November 14, 2001. However, because holders of a majority of the voting power of the outstanding shares of Capital Stock have consented to the Amendment and have sufficient voting power to approve the
Amendment, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with these actions. No appraisal rights or other similar rights are available to dissenters to the
Amendment.

                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of November 14, 2001 certain information concerning shares of Capital Stock held by (i) each stockholder known by the
Company to own beneficially more than 5% of any class of Capital Stock, (ii)
each director of the Company, (iii) the chief executive officer and the four most highly compensated executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.

                                                           Common Stock
Name and Address                                        Beneficially Owned
of Beneficial Owner (1)                              Number          Percent
------------------------------                     ----------       ---------
Marvin Ribotsky (2)                                 1,800,000           12.3%

Allen Salzman (3)                                   1,800,000           12.3%

Harvey Bronstein (4)                                  400,000            2.7%

Scott Rosenblum (5)                                   500,000            3.4%

Maxwell Rabb (6)                                            0              0

Progressive Planning & Associates, Inc. (7)         1,356,000            9.3%
5189 Alton Road
Miami Beach, FL 33140

All officers & Directors
  as a group (5)                                    4,500,000           30.7%
---------------------------
(1)    Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him/her or it. The address of each of the directors and executive officers of the Company is c/o Oak Tree Medical Systems, Inc., 901 NE
       125th Street, Suite 120, Miami, FL 33161
(2)    Does not include 675,000 shares held in escrow to be released pursuant to agreement and 300,000 outstanding options exercisable at $.24 per share for five years from date of employment.
(3)    Does not include 675,000 shares held in escrow to be released pursuant to agreement and 300,000 outstanding options exercisable at $.24 per share for five years from date of employment.
(4)    Does not include 150,000 shares held in escrow to be released pursuant to agreement and 60,000 options exercisable at $.24 per share for five years from date of employment.
(5)    Does not include 330,000 options exercisable at $.10 per share, 100,000 options exercisable at $.46, and 20,000 options exercisable at $2.00.
(6)    Does not include 70,000 shares exercisable at $.10 per share, and 20,000 options exercisable at $2.00.
(7)    Does not include 280,000 options exercisable at $.46 per share for ten years issued to Burton Dubbin, the husband of the principal shareholder of Progressive Planning & Associates, Inc.

                              ELECTION OF DIRECTORS

     Five directors have been elected to serve until the next annual meeting of the stockholders or until their respective successors have been duly elected and qualified. The following sets forth the names and positions of each person who is a director, executive officer or significant employee of the Company:

          Marvin Ribotsky           Chairman of the Board and Vice President
          Allen Salzman             Director and Chief Executive Officer
          Harvey Bronstein          Director and President
          Scott Rosenblum           Director
          Maxwell Rabb              Director
          Wendy Blotner             Chief Financial Officer

Marvin Ribotsky

     Mr. Ribotsky provides financial expertise and guidance on business development and technology. He has been a consultant to many large enterprises.
For the past 40 years he has been a principal in CPA firms in Miami, Florida. He provides the company with sound financial management and direction. His stalwart leadership of the Company's fiscal resources inspires confidence with its shareholders and employees. Marvin is an active Certified Public Accountant with a B.S. in accounting from New York University.

Allen Salzman

     Mr. Salzman is a highly successful entrepreneur who has worked in all phases in the wine and spirit industry for the past 40 years. He owned and operated the largest wine and spirit outlet in N.Y. State, and also owned and operated wine and spirit outlets in Jacksonville, Florida. Presently he is the
CEO of International Importers, Inc.

Harvey Bronstein

     Mr. Bronstein provides sales and marketing expertise in all areas of the wine and spirits industry. For the past 30 years he has worked in the beverage industry for such companies as Heublin Inc., Statewide Corp Division of Charmer
Industries in an executive capacity. Presently he is the President of
International Imports, Inc.

Scott S. Rosenblum

     Scott S. Rosenblum has served as a member of the Board of Directors since
October 1998. Since 1991, Mr. Rosenblum has been a partner of the law firm of
Kramer, Levin, Naftalis & Frankle, LLP, and he served as managing partner of that firm from March 1994 to September 2000. Mr. Rosenblum is also a member of the Board of Directors of Greg Manning Auctions, Inc., a public company.

Maxwell M. Rabb

     Maxwell M. Rabb has served as a member of the Board of Directors since
October 1998. Ambassador Rabb has served as Counsel to the law firm of Kramer,
Levin, Naftalis & Frankle, LLP since 1991 and was a partner at the law firm of
Strock & Strock & Lavan from 1958 to 1981 and from 1989 to 1991. Ambassador Rabb is a member of the Board of Directors of Sterling National Bank, MIC Industries,
Inc., and Data Systems & Software, Inc. Ambassador Rabb was United States
Ambassador to Italy from 1981 through 1989.

Wendy Blotner

     Ms. Blotner is an outstanding finance professional with management and operational experience in financial systems, analysis, budget preparation and reporting and sales forecasting. She has worked as director of budgeting and planning and financial analysis for several public companies including Choice
Point, Inc., Si Corporation and Siemens Energy & Automation, Inc. Wendy received her Bachelor of Science in finance from Florida State University and her Masters of Business Administration from Lehigh University.

Compensation of Directors

     Our Directors do not receive an annual fee for serving as directors and/or attending our regularly scheduled or specially called board meetings at which their attendance is required. All directors receive reimbursement for reasonable expenses incurred in attending each meeting of the Board of Directors.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

     On October 17, 2001, the Board adopted resolutions authorizing, and on
October 17, 2001 the holders of a majority of the voting power of the outstanding shares of Capital Stock approved, by written consent, an amendment to our Certificate of Incorporation pursuant to which (i) the name of the company shall be amended to New World Brands, Inc. A copy of the Amendment substantially in the form that it will be filed with the Secretary of State of the State of Delaware is attached to this Statement as Exhibit 1. The Amendment will be filed with the Secretary of State of the State of Delaware no earlier than 20 days after the date hereof.

     The Board may cause the authorization and issuance of additional shares of
Common Stock without further vote of the stockholders of the Company, except as may be required by applicable laws or under the rules of any national securities exchange or market on which shares of Common Stock are then listed. If in a particular instance stockholder approval were so required or otherwise deemed advisable by the Board, then the matter will be referred to the stockholders for their approval regardless of whether a sufficient number of shares of Common
Stock has been authorized.

     Current holders of Capital Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of shares of Common Stock in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of
Common Stock may also include dilution of the voting power of currently outstanding shares of Capital Stock and reduction of the portion of dividends and liquidation proceeds available to the holders of currently outstanding stock.

     Finally, the Board could use authorized but unissued shares of Common Stock to create impediments to a takeover or a transfer of control of the Company.
Accordingly, the increase in the number of authorized shares of Common Stock may deter a future takeover attempt that holders of Capital Stock may deem to be in their best interests or in which holders of Common Stock may be offered a premium for their shares over the market price. The Board is not currently aware of any attempt to takeover or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR ANNUAL REPORT ON
FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL
STATEMENTS AND THE SCHEDULES THERETO, AND THE QUARTERLY REPORTS FOR THE FIRST,
SECOND AND THIRD FISCAL QUARTERS IN THE FISCAL YEAR BEGINNING JANUARY 1, 2001
REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO
RULE l3a-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, MAY BE
OBTAINED WITHOUT CHARGE FROM MARVIN RIBOTSKY, VICE PRESIDENT, OAK TREE MEDICAL
SYSTEMS, INC., 901 NE 125TH STREET, SUITE 120, MIAMI, FL 33161.

                                       By Order of the Board of Directors

                                       /s/ Marvin Ribotsky
                                       ----------------------------------
                                       Marvin Ribotsky, Chairman of the Board
                                                        and Vice President
November 29, 2001